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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


PARTIES:            EVEREST HEALTHCARE SERVICES CORPORATION, a Delaware
-------
                    corporation (the "Company"), and CRAIG W. MOORE (the
                    "Employee").

EFFECTIVE DATE:     January 1, 1997.
--------------

PREMISES:           The Company and its affiliates provide dialysis and dialysis
--------
                    related services and equipment throughout the United States.

CONSIDERATION:      The covenants, conditions and agreements hereinafter set
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                    forth.

TERMS:
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     Section 1.  Establishment of Employment.  The Employee shall be employed as
     ---------   ---------------------------
the Chief Executive Officer of the Company. The Employee shall devote all of his professional time, knowledge and skill to his employment and shall perform such duties and occupy such positions as the Chief Executive Officer of the Company may from time to time determine, including without limitation, those duties and obligations hereinafter set forth in this Agreement. Employee agrees to such employment and further agrees that during the term of such employment he will continue to devote such of his time, attention, and energies as are necessary to complete the duties assigned to him from time to time to the full and complete satisfaction of the Company.

     Section 2.  Term of Employment.  The term of this Agreement and Employee's
     ---------   ------------------
employment hereunder shall begin on the Effective Date and shall continue from year to year thereafter, all subject, however, to termination, with or without cause, at any time upon forty-eight (48) hours' prior written notice by either the Company to the Employee or the Employee to the Company unless otherwise limited by this Agreement. The date of Employee's termination of employment and the termination of this Agreement are sometimes hereinafter referred to as the "Date of Termination."

     Section 3.  Compensation and Other Benefits.
     ---------   -------------------------------

          (a)    Salary and Bonus. The Company shall pay Employee a salary at
                 ----------------
the rate of $440,000 per annum ("Basic Annual Salary"), payable in twelve (12) equal installments on the first day of each month.

          (b)    Health and Disability Income Insurance.  Throughout the term of
                 --------------------------------------
this Agreement, the Company shall maintain, at its expense:

                  (i) Health and major medical insurance coverage for Employee, his spouse and dependents. This coverage shall be provided by the group health and major medical insurance policy maintained by the Company; and

                  (ii) Disability income insurance which will provide Employee with a monthly benefit of $5,000.00 beginning with the first day of the thirteenth month of his "total disability," as defined in such policy, and continuing until the earlier of the Employee's 65th birthday or the date he is no longer totally disabled.

          (c)    Pension and Other Employee Benefit Plans.  Employee's
                 ----------------------------------------
participation in any pension or welfare benefit plan or policy now maintained or hereafter adopted by the Company shall be governed by the terms of such plans or policies and not by the terms of this Agreement. Any contributions by the Company to any such plan or policy in respect of or for the Employee and any payments or benefits thereunder to or for the benefit of the Employee or his beneficiaries shall be in addition to his compensation provided under Section 3(a), it being intended that such compensation be exclusive of pension and welfare benefit plan contributions or benefits for the Employee or his beneficiaries.

     Section 4.  Additional Death Benefits.  In addition to any amounts provided
     ---------   -------------------------
for herein, within ninety (90) days after the Employee's death while in the employ of the Company, the Company will pay $5,000.00 to the Employee's spouse, if Employee is married on the date of his death, or to his estate.

     Section 5.  Employee Expenses.  The Company shall pay or reimburse the
     ---------   -----------------
Employee for all expenses incurred by the Employee on behalf of the Company or related to the performance of Employee's duties hereunder, including without limitation, travel and entertainment expenses and costs of membership in professional organizations, or for any other expenses incurred by the Employee on behalf of Company with its approval. All reimbursements pursuant to this
Section 5 shall be made upon the presentation by Employee to the Company of itemized accounts or receipts satisfactory to the Company. If the Employee terminates employment for any reason (including death), he (or his estate) shall, within thirty (30) days thereof, repay to the Company an amount equal to the unused portion of any expenses paid (or reimbursed) by the Company on his behalf.

     Section 6.  Vacation.  For each fiscal year of the Company, Employee shall
     ---------   --------
be entitled to five weeks of vacation and six paid holidays with full compensation, but the time when vacations may be taken shall be subject to the approval of the Board of Directors of the Company. Unused vacation time shall not be carried over to subsequent years. Attendance at professional meetings (other than those professional meetings at which Employee's attendance is required by the Board of Directors of the Company) shall be treated as vacation time.

     Section 7.  Disability.
     ---------   ----------

          (a)    Total Disability. If the Employee shall become totally
                 ----------------
disabled, he shall receive, during each month that he is totally disabled, an amount equal to one-twelfth (1/12th) of his Basic Annual Salary multiplied by the following percentages:

                PERIOD OF TOTAL DISABILITY
                 DURING WHICH SALARY PAID            PERCENTAGE
           -----------------------------------    ----------------
            First Six Months                                 100%
            Next Three Months                                 50%
            Next Three Months                                 25%
            Thereafter                                         0%

The term "total disability" or "totally disabled" as used in this Agreement shall mean the Employee's inability to perform his duties hereunder due to physical or mental illness or injury. In addition to the amounts specified above, the Employee shall be entitled to retain all proceeds received under disability income insurance policies, the premiums of which have been paid by the Company.

          (b)    Partial Disability.  If, because of partial disability, the
                 ------------------
Employee fails to devote to his employment at least 90% of the time required by a full schedule, his Basic Annual Salary for the period of such partial disability shall be reduced in ratio by the deficiency in time devoted by him to the full schedule. However, the first six (6) consecutive months of such partial disability shall not result in any such reduction, unless such partial disability follows within a six-month period of total or partial disability, and when taken with the prior period of disability equals six (6) months, in which case the partial disability reduction herein provided for shall be effective immediately. Notwithstanding the foregoing, the amount payable under this Section shall not be less than the amount that would have been payable to the Employee during the period if he had been totally disabled, for the length of time that he is partially disabled. If the Employee's partial disability exceeds 50%, he shall be deemed to be totally disabled and the provisions of
Section 7(a) shall apply.

          (c)    Miscellaneous Provisions Applicable to Disability.  In
                 -------------------------------------------------
administering this Agreement during any period of disability the following shall be applicable:

                 (i) When totally disabled, the Employee shall be excused from rendering services to, for or on behalf of the Company. Upon termination of such total disability, the Employee shall be obligated to render the services required by this Agreement and shall be entitled to receive his full Basic Annual Salary.

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

                 (ii) During the period that the Employee is entitled to receive disability payments pursuant to Section 7(a) and for three consecutive months thereafter, the Company shall not have the right to terminate this Agreement. Thereafter, if the Employee continues to be totally disabled, he shall be deemed to have a Permanent Disability and his employment shall be automatically terminated.

                 (iii) If following a period of disability, the Employee shall be able to perform the services contracted for hereunder, and does so in accordance with the provisions of this Agreement for a continuous period of six months or more, any subsequent disability shall be regarded as a new period of disability, and his rights under Sections 7(a) and 7(b) shall commence again. If said continuous period of ability to perform said services and the actual performance thereof is less than six months, any subsequent disability shall be deemed a continuation of the previous disability, and the entire period of disability shall be treated as a single period.

     Section 8.  Termination of Employment.
     ---------   -------------------------

          (a)    Accrued Salary and Bonus.  Upon the termination of Employee's
                 ------------------------
employment for any reason, the Company shall pay to Employee his accrued Basic Annual Salary on the date such payments would have been made but for Employee's termination.

          (b)    Severance Pay.  If, prior to October 1, 1997, this Agreement is
                 -------------
terminated (i) by the death of Employee, (ii) by reason of his Permanent Disability (as defined below), or (iii) by the Company, the Company shall pay to Employee, as severance pay, an amount equal to $900,000. If (i) after October 1, 1997, this Agreement is terminated by the Company for any reason, or (ii) this Agreement is terminated by Employee at any time upon at least 45 days' prior written notice to the Company, the Company shall pay to Employee, as severance pay, an amount equal to $598,833. The severance pay shall be paid in twelve (12) consecutive equal monthly installments with the first installment payable on the last day of the month following the month in which his Date of Termination occurs. In addition, Employee's health and disability insurance coverage pursuant to Section 3(b) and all other benefits being provided by Company to Employee on the Date of Termination shall continue for a period of nine (9) months beginning on the Date of Termination; provided, however, that no amounts paid to Employee pursuant to Subsection 8(a) or 8(b) shall be considered as compensation for purposes of any pension and/or profit-sharing plan now maintained or hereafter established by the Company.

          (c)    Permanent Disability. Upon Employee's Permanent Disability, his
                 --------------------
employment shall be terminated. Employee shall be deemed to have a "Permanent Disability" for purposes of this Agreement if he is totally disabled for a total period of one hundred eighty (180) days in any three hundred sixty (360) day period or otherwise pursuant to Section 7(c)(ii). The Board of Directors of the Company shall determine, according to the facts then available, whether and when Permanent Disability has occurred. Such determination shall not be arbitrary or unreasonable, and the Board of Directors of the Company shall take into consideration the opinion of Employee's personal physician.

          (d)     Death Beneficiaries. If termination of employment occurs
                  -------------------
because of the death of the Employee or if any amounts pursuant to this Section 8 remain unpaid as of the date of Employee's death, then the amounts payable pursuant to this Section 8 shall be paid to the Employee's designated beneficiary; but if none is designated or if none survives the Employee, then payment will be made to his estate.

     Section 9.   Acknowledgments.  The Company together with its affiliates has
     ---------    ---------------
developed expertise in providing supplies, equipment and services required in connection with dialysis and in all aspects of the establishment, management and operation of dialysis facilities. This expertise has been developed by the Company, together with its Affiliates and their respective employees, through their efforts and labor, and such expertise has great value to them. By virtue of Employee's employment by the Company hereunder, Employee will become familiar with and possessed of the manner, methods and confidential information pertaining to the Company's business and operations. Employee acknowledges that his services are of a special, unique and extraordinary value to the Company and that the Company will suffer great loss and damage if he enters into Competition (as hereinafter defined), and accordingly Employee acknowledges and agrees that the covenants contained in this Agreement are reasonable and are necessary for the protection of the Company's proprietary interests.

     Section 10.  Covenant Not To Compete.
     ----------   -----------------------

          (a)     Agreement Not to Compete.  As consideration for the Company
                  ------------------------
entering into this Agreement and in recognition of the Company's proprietary interest in its business, the Employee agrees that he shall not enter into Competition during the period beginning on the Effective Date and ending twenty-four months after the Employee's Date of Termination.

          (b)     Competition. The term "Competition," as used herein, means the
                  -----------
full-time or part-time performance of activities directly related to (i) dialysis treatments, (ii) the operation of dialysis facilities or (iii) equipment, supplies, products or services utilized in dialysis treatment or service, directly or indirectly, alone or with any other person, partnership, corporation or other entity, as follows: in the following counties in Illinois:
Cook, Will, Kane, DuPage, Lake, and McHenry; in the following counties in
Wisconsin: Milwaukee, Racine, Kenosha, Waukesha; in Lake County in Indiana; within a 40-mile radius of any dialysis facility owned or operated by the Company or any Affiliate on the Date of Termination or any location where, during the preceding nine (9) months, the Company or any Affiliate has been actively engaged in efforts to establish and/or operate a new dialysis facility or to acquire or operate an existing dialysis facility. As used in this Agreement, the term "Affiliate" means any entity which controls, is controlled by or is under common control with the Company.

          (c)     Remedy. The Company and Employee acknowledge that it is
                  ------
difficult to compute the amount of loss or damages the Company will sustain if Employee breaches any of his covenants under this Section 10. The Company and Employee agree that the measure hereinafter provided represents the product of their good faith negotiations. Accordingly, if Employee breaches any of his covenants under this
Section 10, Employee agrees to pay the Company $300,000.00 as liquidated damages on the date he breaches such covenant. Any portion of this amount which is not paid when due, shall bear interest at two percent (2%) above the floating prime rate of interest charged by The First National Bank of Chicago. If the Company is involved in a court or other legal proceeding to enforce the covenants contained in this Section 10, then in the event the Company prevails in such proceeding, Employee shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

     Section 11.  Covenant to Maintain Confidential Information.
     ----------   ---------------------------------------------

          (a)     By Employee.  Employee acknowledges that as a result of his
                  -----------
employment, he will obtain confidential knowledge and information of a private, confidential or secret nature belonging or entrusted to the Company. Employee hereby covenants and agrees that he shall receive such knowledge and information in confidence and shall not during or subsequent to his employment hereunder, except as required in the conduct of the Company's business or authorized in writing by the Board of Directors of the Company or as such disclosure may be required by law or a court order, publish, disclose or make use of any such information or knowledge which in any way relates to the Business of the Company or its Affiliates or the services, equipment or products they provide. Employee acknowledges that it will be difficult if not impossible to compute the amount of Company's loss and damages if he should breach his covenant under this
Section 11(a), and that by reason of Employee's financial circumstances, Employee cannot respond in damages in an action at law to compensate the Company for such loss or damages. Accordingly, the Company is without an adequate legal remedy in the event Employee violates such covenant. If Employee breaches his covenant under this Section 11, Employee agrees that in any suit which may be brought by the Company in any court having jurisdiction, an order may be entered enjoining him from breaching such covenant, and an order to that effect shall be entered pending the litigation, as well as a final determination thereof, without the requirement to post bond, and that such application for such injunction shall be without prejudice to any other right of action which accrues to the Company or its successors by reason of the breach of the foregoing provisions. If the Company is involved in a legal proceeding to enforce the covenants contained in this Section 11, then in the event the Company prevails in such proceeding, Employee shall be liable for the payment of reasonable attorneys' fees, court costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

          (b)     By the Company. The Company acknowledges that as a result of
                  --------------
the employment of Employee, it will obtain confidential knowledge and information of a private or confidential nature regarding Employee. The Company hereby covenants and agrees that it shall receive such knowledge and information in confidence and shall not during or subsequent to Employee's employment hereunder, except as required in the conduct of the Company's business or authorized in writing by Employee, publish, disclose or make use of such information. If the

Company breaches its covenant under this Section 11(b), the Company agrees that in any suit which may be brought by Employee in any court having jurisdiction, an order may be entered enjoining the Company from breaching such covenant, and an order to that effect shall be entered pending the litigation, as well as a final determination thereof, without the requirement to post bond, and that such application for such injunction shall be without prejudice to any other right of action which accrues to Employee by reason of the breach of the foregoing provisions. If Employee is involved in a legal proceeding to enforce the covenants contained in Section 11(b), then in the event Employee prevails in such proceeding, the Company shall be liable for the payment of reasonable attorneys' fees, court costs and ancillary expenses incurred by Employee in enforcing its rights hereunder.

     Section 12.  Remedies.  In addition to, and not in lieu of, all other
     ----------   --------
remedies available to the Company, the Employee and the Company agree that (a) in the event of a breach by the Employee of the covenants in Section 10, no amount shall be payable to the Employee pursuant to Section 8(b); and (b) in the event of a breach by the Employee of the covenants in Section 11(a), no amount shall be payable to the Employee pursuant to Section 8(b).

     Section 13.  Arbitration.  All disagreements arising out of this Agreement
     ----------   -----------
shall be resolved by the American Arbitration Association in Chicago, Illinois. The determination so made shall be binding and conclusive upon the Company, the Employee and their successors in interest.

     Section 14.  Governing Law.  This Agreement shall be subject to and
     ----------   -------------
governed by the laws of the State of Illinois, irrespective of the fact that Employee is or may become a resident of a different state.

     Section 15.  Prohibition Against Assignment.  The Employee agrees on behalf
     ----------   ------------------------------
of himself and of his executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefit under him by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee or other person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon shall be null and void and without effect.

     Section 16.  Notice.  Any and all notices, designations, consents, offers,
     ----------   ------
acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed as follows:

     To the Company:  Everest Healthcare Services Corporation
                      101 North Scoville
                      Oak Park, Illinois  60302
                      Attention:  Arthur Morris, President

     With copies to:  Katten Muchin & Zavis
                      525 West Monroe Street
                      Suite 1600
                      Chicago, Illinois  60661-3693
                      Attention:  Alan M. Berry, Esq.
                                  Matthew S. Brown, Esq.

     To Employee:     Craig W. Moore
                      717 Kennington Terrace
                      Lake Forest, Illinois  60045

     Section 17.  Binding Effect.  This Agreement shall be binding upon and
     ----------   --------------
inure to the benefit of the Company and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     Section 18.  Entire Agreement.  This Agreement constitutes the entire
     ----------   ----------------
agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the Employee and the Company. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

     Section 19.  Severability.  If any portion or portions of this Agreement
     ----------   ------------
shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     Section 20.  Headings.  The headings of this Agreement are inserted for
     ----------   --------
convenience only and are not to be considered in construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and the Employee has hereunto set his hand as of the day and year first above written.

                                   EVEREST HEALTHCARE SERVICES CORPORATION


                                   By   /s/        ARTHUR MORRIS
                                        ------------------------------------
                                                   Arthur Morris
                                                   President


                                        /s/        CRAIG W. MOORE
                                   -----------------------------------------
                                                   Craig W. Moore